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                                  EXHIBIT 10.33

                              Terms of Compensation

Name:              Charlie Lesko

Title:             Senior Vice President, Sales and Marketing

Base Salary:       $270,000

Bonus Plan:        $25,000 one-time net hire date bonus

                   Eligible for participation in the company's Key Manager Incentive Program and Sales Incentive Plan with combined target payout at 60% of base salary and a maximum payout of 150% of base salary

Stock Options:     Eligible to participate in the Amended and Restated
                   AMIS Holdings, Inc. 2000 Equity Incentive Plan. In 2005, received stock options to purchase 40,000 shares, with an exercise price = fair market value on grant date, vesting 1/4 on the first anniversary of the grant date and an additional
                   1/48 monthly thereafter

Health Benefits:   eligible for group insurance program consisting of
                   a hospital, surgical, major medical, life, dependent life, accidental death insurance and dental plan, and an annual executive physical

401K: company match of 50% of the employee's first 6% contribution, not to exceed 50% of the 402(g) limit

Relocation:        Relocation Assistance from Irvine, California to Dallas,
                   Texas